EXHIBIT 23.3
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     CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this registration statement of Source Capital Corporation on Form S-3 of our report dated January 24, 1997 on our audit of the consolidated financial statements of Source Capital Corporation as of and for the year ended December 31, 1996. We also consent to the reference of our firm under the caption "Experts."


                         /s/ PricewaterhouseCoopers LLP


     Spokane, Washington
     July 28, 1998
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